Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

The following is a list of subsidiaries of the company as of December 31, 2021, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION / FORMATION
Abaxis Asia Limited	Hong Kong
Abaxis Europe GmbH	Germany
Abaxis South East Europe d. o.o.	Serbia
Abaxis UK Limited	United Kingdom
Abaxis, Inc.	United States
Alpharma (Bermuda), LLC	United States
Alpharma (Luxembourg) S.A.R.L. y Compania Limitada	Chile
Alpharma Animal Health (Hong Kong) Co. Limited	Hong Kong
Alpharma Animal Health Company	United States
Alpharma do Brasil Ltda.	Brazil
Alpharma Euro Holdings, LLC	United States
Alpharma Holdings (Barbados) SRL	Barbados
Alpharma, LLC	United States
Continental Farmaceutica SPRL	Belgium
Cross Vetpharm Group Limited	Ireland
Embrex LLC	United States
Fish Vet Group Limited	United Kingdom
Jilin Zoetis Guoyuan Animal Health Co., Ltd.	China
Mikjan Corporation	United States
Nexvet Australia Pty Ltd	Australia
PAH 7V6 Holding Limited	Hong Kong
PAH CHHK Holding B.V.	Netherlands
PAH India Holdco LLC	United States
PAH India Holding 1 B.V.	Netherlands
PAH Netherlands 2 B.V.	Netherlands
PAH Oceania B.V.	Netherlands
PAH Spain, S.L.	Spain
Performance Livestock Analytics, Inc.	United States
Pharmaq Analytiq AS	Norway
Pharmaq Analytiq Limited	United Kingdom
Pharmaq Analytiq SpA	Chile
Pharmaq AS	Norway
Pharmaq AS Chile Limitada	Chile
Pharmaq AS Service SpA	Chile
Pharmaq Fishteq AS	Norway
Pharmaq Fishteq SpA	Chile
Pharmaq Ltd	United Kingdom
Pharmaq Spain Aqua SL	Spain
Pharmaq Veterinar Ecza Deposu ve su Urunleri Ticaret Ltd Ski	Turkey
Pharmaq Vietnam Company Limited	Vietnam
Phoenix Central Laboratory for Veterinarians, Inc.	United States
Platinum Performance, Inc.	United States
PT Zoetis Animalhealth Indonesia	Indonesia
Pumpkin Holdings Inc.	United States
Pumpkin Insurance Services Inc.	United States
Smartbow GmbH	Austria
Smartbow RUS OOO	Russia
Synbiotics LLC	United States
Virtual Recall Limited	United Kingdom

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION / FORMATION
Virtual Recall Pty Ltd	Australia
ZNLabs, LLC	United States
Zoetis (Thailand) Limited	Thailand
Zoetis Animal Health ApS	Denmark
Zoetis Argentina S.R.L.	Argentina
Zoetis Australia Pty Ltd	Australia
Zoetis Australia Research & Manufacturing Pty Ltd	Australia
Zoetis B.V.	Netherlands
Zoetis Belgium S.A.	Belgium
Zoetis Biopharmaceutical Co., Ltd	China
Zoetis Broomhill IP Limited	Ireland
Zoetis Broomhill Property Limited	Ireland
Zoetis Canada Inc.	Canada
Zoetis Česká republika, s.r.o.	Czech Republic
Zoetis Colombia S.A.S.	Colombia
Zoetis Costa Rica, S.R.L.	Costa Rica
Zoetis de Chile S.A.	Chile
Zoetis de Uruguay S.R.L.	Uruguay
Zoetis Denmark ApS	Denmark
Zoetis Deutschland GmbH	Germany
Zoetis Egypt LLC	Egypt
Zoetis Egypt Pharmaceuticals LLC	Egypt
Zoetis Egypt Trading LLC	Egypt
Zoetis Enterprise Management (Shanghai) Co., Ltd.	China
Zoetis Finland Oy	Finland
Zoetis France	France
Zoetis Hayvan Sagligi Ltd. Sti.	Turkey
Zoetis Hellas S.A.	Greece
Zoetis Holdings LLC	United States
Zoetis Hungary Kft.	Hungary
Zoetis Import Egypt LLC	Egypt
Zoetis India Limited	India
Zoetis Indústria de Produtos Veterinários Ltda.	Brazil
Zoetis International Holdings B.V.	Netherlands
Zoetis Israël Holding B.V.	Netherlands
Zoetis Italia S.r.l.	Italy
Zoetis Japan K.K.	Japan
Zoetis Korea Ltd.	South Korea
Zoetis LLC	United States
Zoetis Luxembourg Holding S.à r.l.	Luxembourg
Zoetis Malaysia Sdn. Bhd.	Malaysia
Zoetis Manufacturing & Research Spain, S.L.	Spain
Zoetis Manufacturing Italia S.R.L.	Italy
Zoetis Medolla Manufacturing S.R.L.	Italy
Zoetis Mexico, S. de R.L. de C.V.	Mexico
Zoetis Netherlands 1 B.V.	Netherlands
Zoetis Netherlands 3 B.V.	Netherlands
Zoetis Netherlands 4 B.V.	Netherlands
Zoetis Netherlands 5 B.V.	Netherlands
Zoetis New Zealand Limited	New Zealand
Zoetis OOO	Russian Federation
Zoetis Österreich GmbH	Austria
Zoetis Overseas Holding B.V.	Netherlands

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION / FORMATION
Zoetis Overseas Services Inc.	United States
Zoetis Panama S. de R.L.	Panama
Zoetis Pharmaceutical Research Private Limited	India
Zoetis Philippines Inc.	Philippines
Zoetis Polska sp. z o.o	Poland
Zoetis Portugal, Lda.	Portugal
Zoetis Products Inc.	United States
Zoetis Reference Laboratories China Co., Ltd.	China
Zoetis Reference Labs LLC	United States
Zoetis Romania SRL	Romania
Zoetis S.R.L.	Peru
Zoetis Salud Animal de Bolivia S.A.	Bolivia
Zoetis Schweiz GmbH	Switzerland
Zoetis Services LLC	United States
Zoetis Singapore Pte. Ltd.	Singapore
Zoetis South Africa (Pty) Ltd.	South Africa
Zoetis Spain, S.L.	Spain
Zoetis Subsidiary Holdings Inc.	United States
Zoetis Suzhou Manufacturing Co., Ltd.	China
Zoetis Sweden AB	Sweden
Zoetis Taiwan Limited	Taiwan
Zoetis Treasury Center BV	Belgium
Zoetis UK Limited	United Kingdom
Zoetis Ukraine LLC	Ukraine
Zoetis US LLC	United States
Zoetis Vietnam Limited Liability Company	Vietnam
Zoetis Weesp B.V.	Netherlands
Zoetis WLC LLC	United States
Zoetis Yantai Manufacturing Co., Ltd.	China
Zoetis, C.A.	Venezuela
ZOETISECUADOR Cia. Ltda.	Ecuador